EXHIBIT 10.1

                         BLUE II FORBEARANCE AGREEMENT

                              FORBEARANCE AGREEMENT
                              ---------------------


         THIS FORBEARANCE AGREEMENT ("Forbearance Agreement") is made as of February 27, 1997, by and among BLUE II, LLC, a Maryland limited liability company ("Blue II), FREDERICK BREWING CO., a Maryland corporation ("FBC"), SIGNET BANK ("Bank"), and EDWARD D. SCOTT, ROBERT SCHUERHOLZ, NICHOLAS P. FORIS and VISHNAMPET S. JAYANTHIMATH, jointly and severally (individually and collectively, the "Guarantors" and each a "Guarantor").

                                    RECITALS
                                    --------

         Pursuant to and in accordance with Article 83A, Title 5, Subtitle 2, of the Annotated Code of Maryland, as amended, the Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland (the "Issuer"), has issued and sold to Bank its Taxable Economic Development Revenue Bond (Blue II, LLC Facility), 1996 Issue, in the original principal amount of $3,000,000 (the "Bond"), and has agreed to loan to Blue II the proceeds from the sale of the Bond upon the terms and conditions set forth in the Loan and Financing Agreement dated July 19, 1996, by and among the Issuer, Bank, FBC, and Blue II (the "Financing Agreement"). The loan by the Issuer to Blue II of the proceeds from the sale of the Bond (the "Loan") is evidenced by a promissory note dated July 19, 1996, in the principal amount of $3,000,000, made by Blue II to the Issuer (the "Blue II Note"), which promissory note has been assigned by the Issuer to Bank.

         Pursuant to a certain Guaranty dated July 19, 1996, and subject to the limitations and conditions therein contained (the "Guaranty"), the Guarantors have guaranteed to the Issuer, its successors and assigns (including, without limitation, Bank), all present and future obligations of Blue II under the Financing Agreement and all other documents executed and/or delivered in connection therewith.

         By letter dated January 22, 1997, Bank advised Blue II that unadvanced Bond proceeds were insufficient to complete the Facility and pay the remaining Acquisition Costs, and that a condition precedent advance of Bond proceeds remained unsatisfied. To date, Blue II has failed to cure the funding deficiency and is in default under the provisions of Section 6.2(c) of the Financing Agreement. As further described in that certain Forbearance Agreement of even date herewith by and between Bank and FBC (the "FBC Forbearance Agreement"), Events of Default have occurred under the Bridge Loan, which represent Events of Default pursuant to Section 10.1(y) of the Financing Agreement.

         Blue II and FBC have requested (a) certain forbearance on the part of Bank in exercising its rights and remedies under the Documents, and (b) that Bank to continue to honor requests for advances under the Financing Agreement in accordance with the terms thereof.

         As set forth in and subject to the terms of this Forbearance Agreement, Bank has agreed to forbear in the exercise of its rights and remedies under the Documents, and to make advances under the Financing Agreement in accordance with the terms thereof.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Blue II, FBC and Bank do hereby agree as follows:

         1. Defined Terms. All capitalized terms not otherwise defined herein which are defined in the Financing Agreement shall have the same meanings assigned to them in the Financing Agreement.

         2. Acknowledgments. Blue II and FBC hereby acknowledge that (a) Blue II is in default of its obligations under Section 6.2(c) of the Financing Agreement, (b) an Event of Default exists under Subsection 8(k) of the Bridge Loan Agreement (as defined in the FBC Forbearance Agreement), (b) Bank is a fully secured creditor with valid and perfected first priority security interests in the "Security" as defined in the Financing Agreement, (c) all previous payments to Bank under the Financing Agreement have been made in the ordinary course, and (d) Bank is not required to make any additional advances to Blue II under Section 6.4(h) of the Financing Agreement.

         3. Forbearance by Lender. Subject to the terms and conditions of Paragraph 4 hereof, Bank agrees to forbear from exercising its rights and remedies pursuant to the Documents and to fund requests for advances under the Financing Agreement in accordance with the terms thereof; provided, however, that Bank's agreements provided under this Agreement shall, in Bank's discretion, terminate at any time after (a) the occurrence of any default under or "Event of Default" as defined in the Financing Agreement subsequent to the date of this Forbearance Agreement (other than the continuation of an Event of Default existing on the date hereof), or (b) the breach or default by Blue II or FBC with respect to any of their respective obligations under this Forbearance Agreement.

         4. Terms of Forbearance. Bank's agreement to forbear from exercising its rights and remedies under the Financing Agreement and its agreement to fund requests for advances under the Financing Agreement as provided in Paragraph 3 above is subject to each of the following conditions:

         (a) On or before the funding of the next advance under the Financing Agreement, and in no event later than March 7, 1997, Blue II shall have provided or caused to be provided to the Bank written evidence in form and substance acceptable to the Bank (i) as to the amount (after application of the amounts described in clause (c) below) by which the proceeds of the Bond are insufficient to satisfy the unpaid Acquisition Costs incurred or to be incurred through final completion of the Facility (the "Final Net Funding Deficiency"), and (ii) that FBC shall have sold to Morgan-Keller, Inc. preferred stock of FBC in a private placement with dividend payment terms acceptable to the Bank, with a purchase price of not less than the Final Net Funding Deficiency, and that the proceeds from such sale have been applied as required to fully satisfy the Final Net Funding Deficiency. Bank agrees to advise Morgan-Keller immediately prior to Morgan-Keller's payment of the purchase price of the preferred stock referred to in clause (ii) above whether Bank will commit to fund the remaining balance of the Bond Loan proceeds; provided, however, that the failure of

Morgan-Keller to purchase such stock as a result of Bank's failure to provide a commitment to Morgan-Keller to fund such remaining balance shall not represent an independent default by Blue II or FBC hereunder, assuming the condition set forth in clause (i) above has been satisfied.

         (b) The "Projected Completion Date" as defined in the Financing Agreement and in the FBC Financing Agreement shall be March 14, 1997.

         (c) Subject to the satisfaction of the conditions to funding set forth in clause (a) above, FBC and Bank hereby consent and agree to the application of funds in Account No. 89000189 (the "Account") against current requisitions for funding under the Financing Agreement. There is currently a balance of $619,208.03 in the Account, with respect to which the following amounts have been reserved against outstanding letter of credit reimbursement obligations of
FBC: (i) $12,475 (Letter of Credit Reference #18), (ii) $4,875 (Letter of Credit Reference #26), and (iii) $3,621.89 (Letter of Credit Reference #34).

         5. Fees and Expenses. FBC agrees to pay, within thirty (30) days following Bank's demand, all expenses paid or incurred by Bank (including the documented expenses and fees of its counsel) in connection with (a) the administration of the credit accommodations extended to Blue II under the Documents to the date hereof (including, without limitation, the preparation and negotiation of this Forbearance Agreement and all documents referenced or referred to herein), and (b) all future matters arising in connection with Bank's credit accommodations to Blue II.

         6. Confirmation, Merger, Integration and Amendment. Unless specifically modified, consented to or suspended by this Forbearance Agreement, all of the terms and provisions of the Documents remain in full force and effect. Blue II, FBC and Guarantors hereby ratify and confirm all provisions of the Documents, which Documents are incorporated herein by reference as if set forth in full, except to the extent that they are specifically modified by, consented to or suspended the terms of this Forbearance Agreement. This Forbearance Agreement shall not be construed or intended as a novation of any of the Documents. In the event of any internal inconsistency between any provisions of the Documents as a result of the execution of this Forbearance Agreement, the provisions contained in this Forbearance Agreement shall be controlling and the conflicting provisions deemed amended to the extent necessary to eliminate such inconsistency. This Forbearance Agreement, together with the Documents to the extent not modified hereby, contain the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and no other agreement, statement or promise made by any party hereto or by any employee, officer, agent or attorney of any party hereto, which is not contained in such documents shall be valid or binding. This Forbearance Agreement may not be modified in any manner, except by written agreement signed by all parties. This Forbearance Agreement shall be one of the Documents.

         7. Waivers. Without limitation of the provisions of Paragraph 6 above, as part of the consideration of this Forbearance Agreement, Blue II, FBC and Guarantors, for Blue II, FBC and Guarantors and for their heirs, personal representatives, successors and assigns, do hereby remise, release and forever discharge Issuer, Bank and the Maryland Industrial Development Financing Authority ("MIDFA") and each of their respective past, present and future officers, employees, agents, directors, and stockholders, of and from all manner of actions, causes and causes of action, suits, debts, sums of money, account reckonings, bonds, bills, specialties, coverages, judgments, executions, claims, and demands whatsoever, at law or in equity, and particularly, without limiting the generality of the foregoing, all claims relating to the transactions which are the subject of the Documents and to this Forbearance Agreement, which Blue II, FBC and/or Guarantors or their respective heirs, personal representatives, successors and assigns ever had or now have for, upon or by reason of any matter, cause, or thing, whatsoever. Blue II, FBC and Guarantors further waive any and all defenses, offsets, and counterclaims to Bank's enforcement of the Documents or any action by Bank to foreclose any security interest, whether secured by real or personal property, which exist as of the date hereof.

         8. Non-Waiver by Bank. Except as specifically provided herein, neither Bank's entering into this Forbearance Agreement, nor any failure on the part of Bank in exercising any right, power, or privilege under one or more of the Documents, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The parties agree that except as specifically provided herein, nothing in this Forbearance Agreement or any other document to be executed simultaneously herewith shall be deemed to be a waiver, limitation or modification of any right or remedy of Bank provided under the Documents, by law or otherwise. Notwithstanding the foregoing, the Bank agrees that if Blue II complies with the terms of this Forbearance Agreement, and if FBC complies with the terms of the FBC Forbearance Agreement, based on the facts and circumstances presently known to Bank, those defaults or Events of Default identified in Paragraph 2 above shall be deemed cured and/or waived.

         9. Severability. Wherever possible, each provision of this Forbearance Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Forbearance Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Forbearance Agreement.

         10. Governing Law. This Forbearance Agreement shall be governed and construed according to the substantive laws of the State of Maryland.

         11. Counterparts. This Forbearance Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         12. Effective Date. This Agreement shall not become effective unless and until executed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement under seal as of the date first above written.

WITNESS/ATTEST:                        BLUE II, LLC


                                       By: /s/ Edward D. Scott
                                           __________________________(SEAL)
                                           Edward D. Scott
                                           Managing Member

                                       FREDERICK BREWING CO.


                                       By: /s/ Kevin Brannon
                                           __________________________(SEAL)
                                           Kevin Brannon
                                           Chief Executive Officer


                                       SIGNET BANK


                                       By: /s/ David A. Dix
                                           __________________________(SEAL)
                                           David A. Dix
                                           Vice President


                                       GUARANTORS


                                           /s/ Edward D. Scott
                                           _________________________(SEAL)
                                           Edward D. Scott


                                           /s/ Robert Schuerholz
                                           _________________________(SEAL)
                                           Robert Schuerholz


                                           /s/ Nicholas P. Foris
                                           _________________________(SEAL)
                                           Nicholas P. Foris


                                           /s/ Vishnampet S. Jayanthimath
                                           __________________________(SEAL)
                                           Vishnampet S. Jayanthimath

         The undersigned hereby acknowledges and consents to the terms of the foregoing Forbearance Agreement as of the 27th day of February, 1997.

    MARYLAND INDUSTRIAL DEVELOPMENT
    FINANCING AUTHORITY


    By:  /s/ A.P. Ramsey Crosby
         --------------------------
         Name:  A.P. Ramsey Crosby
                ------------------------
         Title: Executive Director
                ------------------------